2018 AMENDMENT TO THE

UNIVERSAL FOREST PRODUCTS, INC.

LONG-TERM INCENTIVE PLAN

AMENDMENT TO THE UNIVERSAL FOREST PRODUCTS, INC. LONG-TERM INCENTIVE PLAN as adopted by the Board of Directors of Universal Forest Products, Inc. (the "Company") the 2nd day of April, 2018 (the "Effective Date"), with reference to the following:

RECITALS

A.The Universal Forest Products, Inc. Long-Term Incentive Plan (the "Plan") was approved by the Company's shareholders in 1997.

B.Under Article 11 of the Plan, the Board of Directors (the "Board") has the authority, subject to certain conditions, to amend the Plan from time to time.

C.The Board has elected to amend the Plan to decrease the number of shares of Common Stock that may be issued under the Plan subsequent to the Effective Date to two million (2,000,000) shares.

NOW, THEREFORE, the Plan is amended as follows:

1.Article 4 of the Plan is hereby amended, in its entirety, to read as follows:

ARTICLE 4

COMMON STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"), shall be:

(a)2,000,000 shares; plus

(b)Shares subject to Awards made under this Plan prior to April 1, 2018.

Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time.  If an Award expires unexercised or is forfeited, canceled, terminated, or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

2.In all other respects the Plan shall continue in full force and effect.

CERTIFICATION

The foregoing Amendment to the Plan was adopted by the Board of Directors on April 2,

2018.

UNIVERSAL FOREST PRODUCTS, INC.

By:  /s/ David A. Tutas

Its:  Secretary